EXHIBIT 99.1

Discovery Labs Reports Fourth Quarter Financial Results and Highlights Recent Milestones

WARRINGTON, PA — March 29, 2012 — Discovery Laboratories, Inc. (Nasdaq: DSCO), a specialty biotechnology company dedicated to advancing a new standard in respiratory critical care, today reports financial results for the fourth quarter ended December 31, 2011.  The Company will host a conference call this morning at 10:00 AM ET.  Conference call details are below.

Important recent milestones include:

•
On March 6, 2012, the United States Food and Drug Administration (FDA) granted marketing approval for SURFAXIN® (lucinactant) for the prevention of respiratory distress syndrome (RDS) in premature infants at high risk for RDS.  SURFAXIN is the first synthetic, peptide-containing surfactant approved for use in neonatal medicine.

•
In February 2012, the initial AFECTAIR® device was registered with the FDA and is cleared to be marketed in the United States.  AFECTAIR is a series of proprietary ventilator circuit / patient interface connectors that simplify delivery of aerosolized medications to patients requiring ventilator support.

•
In the first quarter 2012, the Company received net proceeds of approximately $50.3 million from financings and the exercise of warrants to purchase shares of the Company’s common stock.  The Company currently has cash and cash equivalents of approximately $55 million.

“With two approved products and an improved financial position, we are a significantly stronger company and prepared to execute our business plan,” said W. Thomas Amick, Chairman of the Board and Chief Executive Officer, Discovery Labs.  “We believe that our KL4 surfactant and aerosol drug delivery technologies have the potential to significantly advance respiratory critical care, beginning with respiratory distress syndrome. Management is now focused on the U.S. commercial launch of SURFAXIN and AFECTAIR, targeted for Q4 2012, and advancing the development of and securing international strategic partners for our promising high value SURFAXIN LS and AEROSURF programs.”

Summary Financial Results for the Fourth Quarter ended December 31, 2011 and Current Financial Position

For the quarter ended December 31, 2011, the Company reported a net loss of $4.3 million ($0.18 per share) on 24.3 million weighted-average common shares outstanding, compared to a net loss of $5.7 million ($0.42 per share) on 13.5 million weighted-average common shares outstanding for the comparable period in 2010.  Included in the net loss is the change in fair value of certain common stock warrants that are classified as derivative liabilities, resulting in non-cash income of $1.6 million and $38,000 for the quarters ended December 31, 2011 and 2010, respectively.

The Company reported an operating loss of $5.9 million for the quarter ended December 31, 2011 compared to an operating loss of $6.0 million for the quarter ended December 31, 2010.  Excluding non-cash items related to depreciation and stock-based compensation, the operating loss was $5.2 million for the quarter ended December 31, 2011, compared to $5.3 million for the comparable period in 2010.

Operating cash outflows for the quarter ended December 31, 2011 were $5.5 million and net cash outflows for the fourth quarter were $5.2 million, after taking into consideration financing activities.  For the first quarter 2012, the Company anticipates operating cash outflows of $5.8 million, before taking into account financing activities.

As of December 31, 2011, the Company had cash and cash equivalents of $10.2 million.  In the first quarter of 2012, the Company raised $50.3 million consisting of (i) $42.1 million in net proceeds from a March 2012 public offering of 16.1 million shares of common stock at a price of $2.80 per share; and  (ii) $6.7 million in proceeds from the exercise of warrants to purchase 2.3 million shares of common stock; and, (iii) $1.5 million net proceeds from the issuance of 350,374 shares of common stock in March 2012 under its “at-the-market” (ATM) Program.

The Company currently has 43.3 million shares of common stock outstanding and had 24.6 million shares of common stock outstanding as of December 31, 2011.

Additionally, (i) in conjunction with the March 2012 public offering, the Company granted the underwriters a 30-day option to purchase up to an additional 2.4 million shares of common stock to cover over-allotments, if any, at an offering price of $2.80 per share.  The exercise of the underwriters’ option could potentially result in additional net proceeds of $6.3 million if the full option were exercised; (ii) outstanding warrants to purchase 2.8 million shares of common stock at an exercise price of $2.94 expire on May 22, 2012.  If the holders exercise these warrants, the Company may realize up to an additional $8.1 million in proceeds; (iii) the Company currently has $13.4 million available under its ATM Program, which may allow the Company, at its discretion, to raise additional capital to support its business plans; and (iv) the Company currently has  1.1 million shares available  under its 2010 Committed Equity Financing Facility (CEFF) that, subject to certain conditions, including price and volume limitations, may allow the Company in the future to raise additional capital to support its business plans.  In connection with the March 2012 public offering, the Company and its executive officers agreed, subject to certain exceptions, not to sell or otherwise dispose of shares of the Company’s common stock for a period of 90 days, ending in June 2012.

As of December 31, 2011, the Company reported a common stock warrant liability of $7.0 million, of which $6.4 million is related to five-year warrants issued in February 2011.  These warrants state that there is no circumstance in which the Company shall be required to effect a net cash settlement; however, they have been classified as derivative liabilities in accordance with generally accepted accounting principles because they contain anti-dilution provisions that adjust the exercise price of the warrants in certain circumstances.  The remaining balance of $0.6 million is related to warrants issued in May 2009 and February 2010. These warrants state that, in the event a related registration statement or an exemption from registration is not available for the issuance or resale of the warrant shares upon exercise of the warrant, the holder may exercise the warrant on a cashless basis.  However, since these warrants do not expressly state that there is no circumstance in which the Company shall be required to settle the warrants in cash, the warrants have been classified as derivative liabilities in accordance with generally accepted accounting principles, regardless of the remote likelihood that an event would result in cash settlement.

Readers are referred to, and encouraged to read in their entirety, the Forms 8-K regarding the matters referred to herein, including any exhibits attached thereto, and the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 to be filed with the Securities and Exchange Commission, which includes further detail on the above-referenced transactions and the Company’s business plans and operations, financial condition and results of operations.

Conference Call and Webcast Details
Discovery Labs will hold a conference call and webcast today at 10:00 AM EST to discuss the foregoing. The call in number is (877) 215-0093.  The international call in number is (706) 679-3237.  The passcode is 64962880.  This audio webcast will be available through a live broadcast on the Internet at http://us.meeting-stream.com/discoverylaboratories  032912 and www.discoverylabs.com.  The replay number to hear the conference call is (855) 859-2056 or (404) 537-3406 using the same conference call password listed above.

About Discovery Labs
Discovery Laboratories, Inc. is a specialty biotechnology company with one focus – to advance a new standard in respiratory critical care.  Discovery Labs’ novel proprietary KL4 surfactant technology produces a synthetic, peptide-containing surfactant that is structurally similar to pulmonary surfactant and is being developed in liquid, lyophilized, and aerosolized dosage forms. Discovery Labs is also developing its proprietary drug delivery technologies to enable efficient delivery of aerosolized KL4 surfactant and other inhaled therapies. Discovery Labs believes that its proprietary technologies make it possible, for the first time, to develop a significant pipeline of products to address a variety of respiratory diseases for which there frequently are few or no approved therapies.  For more information, please visit our website at www.Discoverylabs.com.

About SURFAXIN
SURFAXIN (lucinactant intratracheal suspension) is indicated for the prevention of respiratory distress syndrome (RDS) in premature infants at high risk for RDS.  A single randomized, active-controlled, multi-dose study involving 1,294 premature infants demonstrated the safety and efficacy of SURFAXIN. Within 30 minutes of birth, infants in the study received SURFAXIN, Exosurf (colfosceril palmitate) or Survanta® (beractant).  Surfaxin and Exosurf served as the primary comparison for this study; Survanta served as another comparison.  Surfaxin demonstrated significant improvement in both RDS at 24 hours after birth and RDS-related mortality through two weeks, when compared with Exosurf.

SURFAXIN is intended for intratracheal use only.  The administration of exogenous surfactants, including SURFAXIN, can rapidly affect oxygenation and lung compliance.  SURFAXIN should be administered only by clinicians trained and experienced with intubation, ventilator management, and general care of premature infants in a highly supervised clinical setting. Infants receiving SURFAXIN should receive frequent clinical assessments so that oxygen and ventilatory support can be modified to respond to changes in respiratory status.  Most common adverse reactions associated with the use of SURFAXIN are endotracheal tube reflux, pallor, endotracheal tube obstruction, and need for dose interruption.  During SURFAXIN administration, if bradycardia, oxygen desaturation, endotracheal tube reflux, or airway obstruction occurs, administration should be interrupted the infant’s clinical condition assessed and stabilized. SURFAXIN is not indicated for use in acute respiratory distress syndrome (ARDS).  For more information about SURFAXIN, please visit www.surfaxin.com.  Information contained in, or accessible through, this website does not constitute a part of, and is not incorporated into, this Annual Report on Form 10-K.

About AFECTAIR
AFECTAIR was developed initially as part of the AEROSURF® development program and is a series of proprietary disposable ventilator circuit/patient interface connectors that simplify the delivery of aerosolized medications to critical-care patients requiring ventilatory support. According to national health statistics and market assessment data, it is estimated that each year more than 1.3 million patients in the United States and European Union receive aerosolized medications while requiring ventilator support. Discovery Labs is implementing a business plan that potentially will allow for the commercial introduction of AFECTAIR in the United States and the European Union in late 2012.

Forward-Looking Statements
To the extent that statements in this press release are not strictly historical, all such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to certain risks and uncertainties that could cause actual results, including projections of future cash balances, to differ materially from the statements made.  Examples of such risks and uncertainties are: risks relating to the rigorous regulatory requirements required for approval of any drug, drug-device combination or medical device products that Discovery Labs may develop, including that: (a) Discovery Labs and the U.S. Food and Drug Administration (FDA) or other regulatory authorities will not be able to agree on the matters raised during regulatory reviews, or Discovery Labs may be required to conduct significant additional activities to potentially gain approval of its product candidates, if ever, (b) the FDA or other regulatory authorities may not accept or may withhold or delay consideration of any of Discovery Labs’ applications, or may not approve or may limit approval of Discovery Labs’ products to particular indications or impose unanticipated label limitations, and (c) changes in the national or international political and regulatory environment may make it more difficult to gain FDA or other regulatory approval; risks relating to Discovery Labs’ research and development activities, including (i) time-consuming and expensive pre-clinical studies, clinical trials and other efforts, which may be subject to potentially significant delays or regulatory holds, or fail, and (ii) the need for sophisticated and extensive analytical methodologies; risks relating to Discovery Labs’ ability to develop and manufacture drug products, AFECTAIR® ventilator circuit / patient interface connectors and capillary aerosol generator (CAG) devices for clinical studies, and, if approved, for commercialization of drug and combination drug-device products and, if cleared for marketing, medical device products, including risks of technology transfers to contract manufacturers and problems or delays encountered by Discovery Labs, its contract manufacturers or suppliers in manufacturing drug products, drug substances and other materials and ventilator circuit / patient interface connectors and CAG devices on a timely basis or in an amount sufficient to support Discovery Labs’ development efforts and, if approved, commercialization; the risk that Discovery Labs may be unable to identify potential strategic partners or collaborators to develop and commercialize its products, if approved, in a timely manner, if at all; the risk that Discovery Labs will not be able in a changing financial market enter into strategic alliances or collaboration agreements or to raise additional capital, or that the ongoing credit crisis will adversely affect the ability of Discovery Labs to fund its activities, or that additional financings could result in substantial equity dilution; the risk that Discovery Labs will not be able to access its ATM Program or committed equity financing facility (CEFF); the risk that Discovery Labs or its strategic partners or collaborators will not be able to retain, or attract, qualified personnel; the risk that Discovery Labs will be unable to maintain compliance with The Nasdaq Capital Market listing requirements, which could cause the price of Discovery Labs’ common stock to decline; the risks that Discovery Labs may be unable to maintain and protect the patents and licenses related to its products, or other companies may develop competing therapies and/or technologies, or health care reform may adversely affect Discovery Labs; risks of legal proceedings, including securities actions and product liability claims; risks relating to health care reform; and other risks and uncertainties described in Discovery Labs’ filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

Contact Information:

Media Relations: Michael Parks, Pitch360 - 484.356.7105 or Michael@pitch360inc.com

Investor Relations: John G. Cooper, President and Chief Financial Officer 215.488.9490

Condensed Consolidated Statement of Operations
(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31
	(unaudited)		(unaudited)
	2011	2010	2011	2010

Revenue from collaborative arrangement and grants	$-	$-	$582	$-
Operating expenses: (1)
Research and development	4,014	3,913	17,230	17,136
General and administrative	1,889	2,119	7,864	8,392
Total expenses	5,903	6,032	25,094	25,528
Operating loss	(5,903)	(6,032)	(24,512)	(25,528)
Change in fair value of common stock warrant liability (1)	1,603	38	3,560	6,422
Other income / (expense), net	(1)	254	(13)	(69)
Net loss	$(4,301)	$(5,740)	$(20,965)	$(19,175)
Net loss per common share	$(0.18)	$(0.42)	$(0.93)	$(1.65)

Weighted avg. common shares outstanding	24,309	13,525	22,660	11,602

(1)
Material non-cash items include the change in fair value of certain outstanding warrants accounted for as derivative liabilities, and  in operating expenses, depreciation and stock-based compensation.  For the three and twelve months ended December 31, 2011, the charges for depreciation and stock-based compensation were $0.7 million ($0.4 million in R&D and $0.3 million in G&A) and $2.2 million ($1.5 million in R&D and $0.7 million in G&A), respectively.  For the three and twelve months ended December 31, 2010, the charges for depreciation and stock-based compensation were $0.7 million ($0.4 million in R&D and $0.3 million in G&A) and $2.8 million ($1.7 million in R&D and $1.1 million in G&A), respectively.

Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	December 31,
	2011	2010
ASSETS	(Unaudited)
Current Assets:
Cash and cash equivalents	$10,189	$10,211
Prepaid expenses and other current assets	442	285
Total current assets	10,631	10,496
Property and equipment, net	2,293	3,467
Other assets	400	574
Total Assets	$13,324	$14,537

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$1,111	$1,685
Accrued expenses	2,972	3,286
Common stock warrant liability	6,996	2,469
Equipment loan and capitalized leases, current portion	68	136
Total Current Liabilities	11,147	7,576
Long-Term Liabilities:
Equipment loan and capitalized leases, non-current portion & other liabilities	913	935
Total Liabilities	12,060	8,511
Stockholders' Equity	1,264	6,026
Total Liabilities and Stockholders' Equity	$13,324	$14,537